Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Reports Full Year Fiscal 2023 Financial Results and Provides Business Update

●	Completed Phase 2 Clinical Trial demonstrating anti-itch activity of INM-755 (CBN) topical cream

●	$4.1M revenues in fiscal year 2023, representing a 280% increase over the previous fiscal year and $2.3M revenues in fiscal Q4 2023, representing 123% increase quarter over quarter (“QoQ”)

●	Strengthens pharmaceutical pipeline with launch of INM-900 series program targeting neurodegenerative diseases such as Alzheimer’s

Vancouver, BC – September 29, 2023 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the pharmaceutical research, development, manufacturing and commercialization of rare cannabinoids and cannabinoid analogs, today announced financial results for the fiscal year ending June 30, 2023 and provided a business update on the pharmaceutical drug development programs as well as the commercial segment for a wholly-owned subsidiary, BayMedica, LLC (“BayMedica”).

The Company’s full financial statements and related MD&A for the fiscal year ended June 30, 2023, are available at www.inmedpharma.com and at www.sedar.com.

Financial and operating highlights for fiscal 2023:

●	Total sales for subsidiary BayMedica of rare cannabinoids in the health and wellness sector of $4.1M in fiscal year 2023, representing a 280% increase over the previous fiscal year and $2.3M in revenue for the three months ended June 30, 2023, a 123% increase QoQ;

●	As of June 30, 2023, the Company’s cash, cash equivalents and short-term investments were $9.0M;

●	For the year ended June 30, 2023, the Company recorded a net loss of $7.9M, compared with a net loss of $18.6M for the previous year;

●	Completed Phase 2 clinical trial in the treatment of Epidermolysis Bullosa (“EB”);

●	Launched INM-900 series preclinical program targeting the treatment of neuro-degenerative diseases such as Alzheimer’s, Huntington’s and Parkinson’s disease; and

●	Published a peer-reviewed study showing the anti-inflammatory potential of rare cannabinoids in skin conditions.

Eric A. Adams, InMed Chief Executive Officer commented, “In fiscal year 2023, the Company’s wholly-owned subsidiary, BayMedica, achieved substantial revenue growth via the supply of rare cannabinoids as ingredients to the health and wellness sector. In the January to June timeframe, BayMedica experienced substantial growth, as evidenced by two consecutive quarters of significant revenue increases. While we expect some fluctuations in revenue as ordering patterns in this developing market still mature, we remain optimistic about the long-term growth potential in the rare cannabinoids sector as the business dynamics and commercial opportunities continue to mature. Additionally, we continue to advance our pharmaceutical pipeline using rare cannabinoids for potential therapeutic applications in dermatology, ocular and neurodegenerative disease.”

Adams continued, “Results from the Phase 2 clinical trial in the treatment of symptom related to EB demonstrated sufficient clinically important anti-itch activity to warrant further development. We are now seeking strategic partnership opportunities to further advance INM-755 in EB and other anti-itch indications with larger commercial opportunities. Progress in both our ocular and neurodegenerative disease programs highlights our commitment to advancing our pharmaceutical pipeline, with a particular emphasis on advancing our library of proprietary cannabinoid analogs.”

Business Update

Pharmaceutical Development Programs

Dermatology Program – Phase 2 Clinical Trial Complete

In the fourth quarter, we announced safety and efficacy results from the Phase 2 clinical trial, called 755-201-EB (the “Phase 2 Trial”), for the treatment of symptoms related to EB. Of the 18 participants assessed in this trial, chronic itch improved by a clinically meaningful amount in 12 patients (66.7%) of whom 5 patients (27.8%) treated with INM-755 showed meaningful anti-itch activity beyond that of the control cream. Due to several factors, including the small size of the trial and the clinically important anti-itch activity of the underlying cream without study drug, results were not statistically significant, but we believe the results are clinically important based on additional analyses. That the majority of the assessed patients in the trial showed clinically meaningful improvement in chronic itch from the application of INM-755, be it with similar outcomes to the control cream or better than the control cream, can be considered impressive. We are encouraged by and satisfied with the INM-755 clinical data for chronic itch treatment. The results indicate that continue development as an anti-itch product is warranted. Please see press release dated June 22, 2023, for full details.

Based on the safety and efficacy data for treating non-wound itch in this EB study, as well as previous safety data from Phase 1 trials, we believe there is sufficient data to warrant its further development as an anti-itch therapy in patients with EB or other diseases. Further development of the INM-755 CBN cream is expected to extend beyond its application in EB, potentially encompassing broader indications related to chronic itch with larger target populations and potential commercial opportunities. InMed has engaged the services of an external business development consultant to assess potential partnership opportunities for the advancement of INM-755.

Ocular Programs – Advancing treatment for both front and back of eye diseases

The Company continued to advance INM-088 in the treatment of glaucoma, conducting IND-enabling preclinical testing for the development of a CBN-based eye drop formulation.

Establishing the role of certain cannabinoids in neuroprotection of the eye led to the investigation of our proprietary cannabinoid analogs as a potential treatment for other ocular diseases including Age-Related Macular Degeneration (“AMD”), who’s affected populations are much larger than glaucoma. We are currently screening our library of proprietary analog candidates for continued research and will provide further updates in the near term.

Neurodegenerative diseases program – Promising proprietary cannabinoid analogs

In November 2022, InMed launched the INM-900 series program targeting the use of proprietary cannabinoid analogs to treat neurodegenerative diseases such as Alzheimer’s, Huntington’s and Parkinson’s. InMed’s ocular neuroprotection research led to investigation as to how cannabinoids might play a role in protecting other neurons in the human body from cell death and potentially impacting different diseases.

Cannabinoids have two inherent advantages when assessing their potential to treat diseases in the brain. First, they are highly lipophilic compounds (readily dissolve in fats, oils and lipids) that can effectively cross the blood-brain barrier in meaningful concentrations, which is traditionally a challenge in drug development. Second, they have proven to be relatively safe compounds in the brain, whereas several currently approved treatments for neurodegenerative diseases can cause inflammation and bleeding in the brain. InMed’s research thus far demonstrates that certain cannabinoid analogs may inhibit or slow the progression of neurodegenerative diseases by providing neuroprotection in a population of affected neurons.

To date, InMed has identified two cannabinoid analogs (INM-900 series of compounds) demonstrating promising effects related to the treatment of neurodegenerative diseases. Candidate selection and further preclinical in vivo readout is expected in the near term.

BayMedica Commercial Subsidiary

BayMedica, a leading supplier of non-intoxicating rare cannabinoids to the health and wellness sector, has experienced strong revenue growth during the fiscal year 2023, reaching $4.1M, representing a 280% increase over the previous year. Notably, BayMedica has achieved three consecutive quarters of substantial revenue growth, with Q2, Q3, and Q4 2023 seeing increases of 46%, 100%, and 123%, respectively. While we expect revenue fluctuations based on distributor order patterns, there are no assurances that this growth will continue in future quarters. However, the recent trend of increased sales is encouraging. Over the last 12 months, BayMedica has optimized and scaled up manufacturing processes to meet increasing demand, secured more sources of raw materials as well as secured additional downstream purification partners in order to provide customers with high-purity rare cannabinoids with minimal batch-to-batch variations.

Although there are no assurances this growth will continue in future quarters, this recent trend is encouraging. BayMedica will continue to evaluate opportunities for potential structured supply arrangements and collaborations for the commercial business. Sales and marketing efforts will remain focused on products that contribute highest margins, where BayMedica continues to hold a strong competitive position.

Financial commentary:

For the year ended June 30, 2023, the Company recorded a net loss of $7.9M, or $3.25 per share, compared with a net loss of $18.6M or $33.17 per share, for the previous year.

Research and development and patents expenses were $3.7M for year ended June 30, 2023, compared with $7.3M for the year ended June 30, 2022. Expenses decreased by $3.1M in our InMed segment, or 52%, for the year ended June 30, 2023 compared to the year ended June 30, 2022. The decrease in research and development and patents expenses was due to a combination of lower personnel expenses, legal fees and decreased expenses related to the INM-755 program as a result of high start-up costs associated with the multicentre Phase 2 clinical trial during fiscal 2022.

The Company incurred general and administrative expenses of $5.8M for the year ended June 30, 2023, compared to $6.9M in the previous year. The decrease was primarily from a combination of changes in the InMed segment, including lower office and admin fees, investor relation expenses, stock-based compensation expenses, personnel expenses, accounting, and legal fees. This was offset by a slight increase in the BayMedica segment.

The Company realized sales of $4.1M in our BayMedica segment for the year ended June 30, 2023, representing a 280% increase over the previous year. BayMedica realized three consecutive quarters of significant revenue growth, with increases of 46%, 100%, and 123% in Q2, Q3, and Q4 2023, respectively.

As of June 30, 2023, the Company’s cash, cash equivalents and short-term investments were $9.0M. The Company expects its cash will be sufficient to fund its planned operating expenses and capital expenditure requirements into the first quarter of calendar year 2024, depending on the level and timing of realizing BayMedica revenues from the sale of non-intoxicating rare cannabinoids in the health and wellness sector as well as the level and timing of the Company’s operating expenses.

Table 1. Consolidated Balance Sheet

Expressed in U.S. Dollars

	June 30,	June 30,
	2023	2022
ASSETS	$	$
Current
Cash and cash equivalents	8,912,517	6,176,866
Short-term investments	44,422	44,804
Accounts receivable, net	260,399	88,027
Inventories	1,616,356	2,490,854
Prepaids and other current assets	498,033	797,225
Total current assets	11,331,727	9,597,776

Non-Current
Property, equipment and ROU assets, net	723,426	904,252
Intangible assets, net	1,946,279	2,108,915
Other assets	104,908	176,637
Total Assets	14,106,340	12,787,580

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	1,608,735	2,415,265
Current portion of lease obligations	375,713	404,276
Deferred rent	16,171	-
Acquisition consideration payable	-	500,000
Total current liabilities	2,000,619	3,319,541

Non-current
Lease obligations, net of current portion	15,994	389,498
Total Liabilities	2,016,613	3,709,039
Commitments and Contingencies (Note 14)

Shareholders’ Equity
Common shares, no par value, unlimited authorized shares: 3,328,191 (June 30, 2022 - 650,667) issued and outstanding	77,620,252	70,718,461
Additional paid-in capital	35,741,115	31,684,098
Accumulated deficit	(101,400,209)	(93,452,587)
Accumulated other comprehensive income	128,569	128,569
Total Shareholders’ Equity	12,089,727	9,078,541
Total Liabilities and Shareholders’ Equity	14,106,340	12,787,580
Related Party Transactions (Note 15)
Subsequent Events (Note 16)

Table 2. Consolidate Statements of Operations

Expressed in U.S. Dollars

	For the Years Ended
	June 30
	2023	2022
	$	$

Sales	4,135,561	1,089,435
Cost of sales	2,423,588	545,889
Inventory write-down	308,937	-
Gross profit	1,403,036	543,546

Operating Expenses
Research and development and patents	3,732,056	7,282,615
General and administrative	5,847,518	6,867,030
Amortization and depreciation	202,249	185,657
Impairment of intangible assets and goodwill	-	3,472,593
Total operating expenses	9,781,823	17,807,895

Other Income (Expense)
Interest and other income	492,440	96,090
Warrant modification expense	-	(1,314,307)
Foreign exchange loss	(48,175)	(117,551)
Loss before income tax expense	(7,934,522)	(18,600,117)

Income tax expense	(13,100)	-
Net loss for the year	(7,947,622)	(18,600,117)

Net loss per share for the year
Basic and diluted	(3.25)	(33.17)
Weighted average outstanding common shares
Basic and diluted	2,448,458	560,829

Table 3. Consolidated Statements of CashFlows

Expressed in U.S. Dollars

	2023	2022
	$	$
Cash provided by (used in):

Operating Activities
Net loss	(7,947,622)	(18,600,117)
Items not requiring cash:
Amortization and depreciation	202,249	185,657
Share-based compensation	278,155	697,894
Shares issued for services	-	79,879
Amortization of right-of-use assets	393,748	326,133
Loss on disposal of assets	-	11,355
Interest income received on short-term investments	(803)	(115)
Unrealized foreign exchange loss	1,183	1,770
Impairment of intangible assets and goodwill	-	3,472,593
Inventory write-down	308,937	-
Bad debts	46,775	-
Warrant modification expense	-	1,314,307
Changes in operating assets and liabilities:
Inventories	565,561	(2,003,732)
Prepaids and other currents assets	299,192	190,661
Other non-current assets	5,507	(61,432)
Accounts receivable	(219,147)	(40,008)
Accounts payable and accrued liabilities	(806,530)	(811,599)
Deferred rent	16,171	(5,142)
Lease obligations	(426,575)	(341,862)
Total cash used in operating activities	(7,283,199)	(15,583,758)

Investing Activities
Cash acquired from acquisition of BayMedica	-	91,566
Payment of acquisition consideration payable	(500,000)	(300,457)
Payment of deposit on equipment	(1,790)	-
Purchase of property and equipment	(160,014)	(39,108)
Sale of short-term investments	(42,268)	-
Purchase of short-term investments	42,268	-
Loan receivable	-	(425,000)
Total cash (used in) provided by investing activities	(661,804)	(672,999)

Financing Activities
Shares issued for cash	12,000,436	17,146,114
Share issuance costs	(1,319,782)	(1,784,791)
Repayment of debt	-	(290,826)
Total cash provided by financing activities	10,680,654	15,070,497
Increase (decrease) in cash during the period	2,735,651	(1,186,260)
Cash and cash equivalents beginning of the period	6,176,866	7,363,126
Cash and cash equivalents end of the period	8,912,517	6,176,866

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income taxes	$-	$-
Interest	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Preferred investment options to its placement agent	$691,484	$192,491
Warrants to its placement agent	$-	$739,920
Shares issued for acquisition	$-	$3,013,500

About InMed

InMed Pharmaceuticals is a global leader in the research, development, manufacturing and commercialization of rare cannabinoids, including clinical and preclinical programs targeting the treatment of diseases with high unmet medical needs. We also have significant know-how in developing proprietary manufacturing approaches to produce cannabinoids for various market sectors. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: expecting revenue fluctuations based on distributor order patterns; remaining optimistic about the long-term growth potential in the rare cannabinoids sector as the business dynamics and commercial opportunities continue to mature; advancing our pharmaceutical pipeline using rare cannabinoids for potential therapeutic applications in dermatology, ocular and neurodegenerative disease; seeking strategic partnership opportunities to further advance INM-755 in EB and other anti-itch indications; advancing our pharmaceutical pipeline, with a particular emphasis on advancing our library of proprietary cannabinoid analogs; believing there is sufficient data to warrant its further development as an anti-itch therapy in patients with EB or other diseases; development of the INM-755 CBN cream is expected to extend beyond its application in EB; analogs may inhibit or slow the progression of neurodegenerative diseases by providing neuroprotection in a population of affected neurons; selecting a candidate for the INM-900 program with further readout is expected in the near term; BayMedica being a leading supplier of non-intoxicating rare cannabinoids to the health and wellness sector.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.